Exhibit 10.8.1.4

AMENDMENT NUMBER ONE
TO THE AMENDED AND RESTATED ADVERTISING SERVICES AGREEMENT

This Amendment Number One (“Amendment Number One”) is entered into as of November 10, 2004 (the “Amendment One Effective Date”) by and between Ask Jeeves, Inc. (“Customer”), a Delaware corporation, with its principal place of business at 5858 Horton Street, Suite 350, Emeryville, California 94608, and Google Inc., a Delaware corporation, with its principal place of business at 1600 Amphitheatre Parkway, Mountain View, California 94043 (“Google”).

Recitals

Customer and Google entered into an Amended and Restated Advertising Services Agreement dated as of July 26, 2004 (the “Amended and Restated Agreement”) pursuant to which Google provides certain services (as set forth in the Amended and Restated Agreement) to Customer. The Amended and Restated Agreement and this Amendment Number One shall be collectively referred to as the “Agreement”.

Customer and Google now desire to amend the Amended and Restated Agreement through this Amendment Number One as set forth below in connection with Customer’s intended additional use of Google Sponsored Links on Image Search Results Pages (as defined below) as a part of the Services.

Terms

1.      Add the following to the Amended and Restated Agreement as a new Section 2.2.8: “Section 2.2.8 To the extent Customer sends Google Queries from End Users [*] searching for images on the Web, Customer agrees that the display on the Site [*] of Google Sponsored Links returned in response to such Queries shall appear on an Image Search Results Page(s) (as defined herein) of the Site [*]. “Image Search Results Page” means a Web page on the Site [*] that displays image search results that are provided by Customer or a third party, the current form of which appears on the Site substantially as shown in the screenshot attached as Schedule I. Customer shall not display Google Sponsored Links on: (x) [*] that an End User [*] may [*]; (y) [*] that [*], i.e., the [*] (“[*]”); and/or (z) [*]. Customer agrees that the [*] shall be [*] in accordance with the terms and conditions of this Agreement, including but not limited to, [*]. Customer shall use commercially reasonable efforts to not send any Query input by End Users [*] on the “Pictures” tab, or on any replacement or successor area of the Site implemented for the display of images, to Google for processing under the AdSense for Search Program that contains any [*] attached to this Amendment Number One as Schedule J. The parties agree that Google may [*] Schedule J [*], which shall [*], to ensure that [*]. Customer will [*] to Schedule J [*]. In addition, Google shall have the right to [*]. Customer will [*].”

2.       Insert the following as a new sentence between the existing fourth and fifth sentences of Section 8 of the Amended and Restated Agreement (“Indemnification”): “In addition, Customer will defend (or at its option settle), indemnify and hold harmless Google and its affiliates and their respective officers, directors, employees and agents from and against any action, loss, cost, claim, demand, liability, or expense, including reasonable attorney’s fees, from any third party lawsuit or proceeding brought against Google based upon a claim arising from and with respect to Customer’s use and/or display of Google Sponsored Links on any Image Search Results Page on the Site [*].”

This Amendment Number One constitutes the sole and complete understanding of the parties with respect to its subject matter and supersedes all prior or contemporaneous communications between the parties concerning such subject matter. Following the Amendment One Effective Date, the Agreement (as amended) remains in full force and effect. This Amendment Number One may be executed in counterparts, including facsimile counterparts, each of which will constitute an original, but which collectively will form one and the same instrument. This Amendment Number One will be governed and construed according to the choice of governing and constructive law set forth in the Amended and Restated Agreement.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed this Amendment Number One by persons duly authorized as of the date first written above.

ASK JEEVES, INC.	GOOGLE INC.

By: /s/ Brett Robertson	By: /s/ Joan Braddi

Name: Brett Robertson Title: EVP and GeneralCounsel Date:	Name: Joan Braddi Title: VP Search Services Google Date:

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE I—[*]

[*]

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE J—[*]

[*]

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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